Exhibit 10.2

SUBJECT TO MAXIM COMMITMENT COMMITTEE APPROVAL

CONFIDENTIAL

June 7, 2021

Mr. Brett A. Moyer

Chief Executive Officer, Chairman of the Board and President

Summit Wireless Technologies, Inc.

6840 Via Del Oro Suite 280

San Jose, CA 95119

RE: Warrant Solicitation

Dear Mr. Moyer,

We are pleased that Summit Wireless Technologies, Inc. (the “Company”) has decided to retain Maxim Group LLC (“Maxim” or the “Solicitation Agent”) to provide financial advisory and investment banking services to the Company as set forth herein. This letter agreement (“Agreement”) will confirm the Solicitation Agent’s acceptance of such retention and set forth the terms and conditions of our engagement.

Pursuant to this Agreement, the Company agrees to retain the Solicitation Agent as its exclusive lead warrant solicitation agent in connection with its contemplated solicitation of the exercise of the Company’s warrants (the “Warrant Solicitation”) for the period of time set forth herein. It is also understood and agreed that the Warrant Solicitation may include, as part of the global transaction, the issuance of new warrants (the "New Warrant Issuance") to existing warrant holders that may participate in the Warrant Solicitation.

We understand that, in June of 2020, the Company completed two registered direct offerings of securities, in which, amongst other securities, the Company issued Warrants to purchase 2,275,000 shares of common stock at an exercise price of $2.55 and Warrants to purchase 2,040,000 shares of common stock at an exercise price of $2.61 (together, the “Existing Warrants”).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto agree as follows:

1.	Compliance with Applicable Securities Laws/Best Efforts. Each of the Company and the Solicitation Agent agrees that the Warrant Solicitation by the Solicitation Agent’s shall be consistent with applicable federal and state securities laws, the guidelines of the Financial Industry Regulatory Authority (“FINRA”), applicable SEC rules and regulations, including but not limited to Regulation M, regulations, instruments and rules, the rules, regulations and policies of all relevant stock exchange(s), any applicable “most favored nation” provisions in the Existing Warrants regarding amendments thereto, and that disclosure of the Company’s compensation arrangement with the Solicitation Agent will be made in documents provided to the holders of the Warrants. Moreover, the Solicitation Agent shall, consistent with its obligations under applicable laws and the rules and regulations of FINRA, use its reasonable best efforts to maximize the number of Existing Warrants which are exercised, including appropriate communications with the record owners and beneficial owners of the Warrants, as well as said owners’ brokers, agents or other representatives.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Summit Wireless Technologies, Inc.

June 7, 2021

2.	Compensation. As compensation for services rendered and to be rendered hereunder by the Solicitation Agent, the Company agrees to provide the Solicitation Agent with the following:

(a)	The Company shall pay to the Solicitation Agent a fee consisting of a cash payment equal to seven percent (7.0%) of the total net proceeds received from the exercise of any and all of the Company’s Existing Warrants that are subject to the Warrant Solicitation (the “Solicitation Fee”) by existing warrant holders receiving new warrants under the New Warrant Issuance.

3.	Timing of Payment. Within fifteen (15) days after the end of the Solicitation Period (as defined below), the Company will deliver a notice to the Solicitation Agent setting forth the number of Existing Warrants which have been properly exercised by holders of the Existing Warrants in accordance with the terms of the Warrant Solicitation, together with payment of the Solicitation Fee with respect to the Existing Warrants so exercised and any documentation reasonably requested by the Solicitation Agent.

4.	Representation and Warranties of the Company.

(a)	The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

(b)	The execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of the Company and the stockholders of the Company, if required, and no further consent or authorization is required by the Company, the board of directors of the Company or of its stockholders. No other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement. This Agreement constitutes the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforceability may be limited by insolvency, bankruptcy or other similar laws affecting creditors’ rights generally.

(c)	The Company’s Registration Statement (“Registration Statement”) on Form S-1 (File No. 333-239750), registering the sale of Common Shares issuable upon exercise of the Warrants (the “Warrant Shares”) was declared effective by the Securities and Exchange Commission (the “Commission”) July 22, 2020 and remains effective and shall remain effective during the term of this Agreement. The Commission has not issued any orders preventing or suspending the use of the Prospectus contained in the Registration Statement and the Prospectus (as modified or supplemented by information incorporated by reference into such Prospectus) as well as the Company’s other public filings (the “SEC filings”) conforms, and during the effectiveness of this Agreement will conform, in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”), as amended and do not, and during the effectiveness of this Agreement will not, include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Summit Wireless Technologies, Inc.

June 7, 2021

(d)	The Warrant Shares have been duly authorized, have been duly reserved for issuance and upon exercise of the Warrants and payment to the Company of the exercise price therefore, the Warrant Shares will be validly issued, fully paid and non-assessable.

(e)	Neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any breach of any provisions of the Articles of Incorporation or Bylaws of the Company, each as amended to date; (ii) require any consent, approval, authorization or permit from, or filing with or notification to, any United States or foreign governmental or regulatory authority or other third party, except for any such consents approvals, authorizations, permits, filings or notifications, the absence of which would not have a material adverse effect on the Company or the Warrants, (iii) result in a breach of the terms, conditions or provisions of, constitute a default under or cause, permit or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any material agreement to which the Company is a party to.

5.	Information. In connection with the Solicitation Agent’s potential activities hereunder, the Company will fully cooperate with the Solicitation Agent and furnish the Solicitation Agent upon request with all information regarding the business, operations, properties, financial condition, legal condition, litigation status, management and prospects of the Company (all such information so furnished being the “Information”) that the Solicitation Agent reasonably deems appropriate and necessary for conducting its due diligence and will provide the Solicitation Agent with access to the Company’s officers, directors, employees, consultants, independent accountants and legal counsel. The Company represents and warrants to the Solicitation Agent that all Information made available to the Solicitation Agent hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to the Solicitation Agent will have been prepared in good faith and will be based upon assumptions (which shall be disclosed by the Company) which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that the Solicitation Agent: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice rendered by the Solicitation Agent pursuant to this Agreement may not be disclosed publicly without the Solicitation Agent’s prior written consent. The Solicitation Agent hereby acknowledges that certain of the Information received by the Solicitation Agent may be confidential and/or proprietary, including Information with respect to the Company’s technologies, products, business plans, marketing, and other Information which must be maintained by the Solicitation Agent as confidential. The Solicitation Agent agrees that it will not disclose such confidential and/or proprietary Information to any other companies in the industry in which the Company is involved without the Company’s prior written consent.

6.	Indemnification. The Company agrees to indemnify the Solicitation Agent in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Summit Wireless Technologies, Inc.

June 7, 2021

7.	Other Activities. The Company acknowledges that the Solicitation Agent has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is or may be involved. Subject to the confidentiality provisions of the Solicitation Agent contained in Section 5 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of the Solicitation Agent or of any past, present or future member, manager, partner, officer, director, owner, employee, agent or representative of or investor in the Solicitation Agent, to be a member, manager, partner, officer, director, owner, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar, dissimilar or conflicting nature to the Company’s business, nor to limit or restrict the right of the Solicitation Agent and the foregoing persons and entities to render services of any kind to any other corporation, firm, individual or association. The Solicitation Agent may, but shall not be required to, present opportunities to the Company.

8.	Termination; Survival of Provisions. The Agreement shall become effective upon the date of mutual execution by both parties to this Agreement, and shall continue to be in effect for a period of one (1) month from (the “Solicitation Period”). The Solicitation Agent shall be entitled to terminate this Agreement prior to the exercise of all of the Warrants at any time upon five (5) business days prior notice to the Company. Notwithstanding any such termination, the Solicitation Agent shall be entitled to receive a Solicitation Fee for the exercise of any Warrant that has already been delivered to the Company prior to any such termination and the fees and expenses set forth in Section Error! Reference source not found.. Notwithstanding anything expressed or implied herein to the contrary: the terms and provisions of Sections 2, 6 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), this Section 8, and 9-16, shall survive the termination of this Agreement.

9.	Right of First Refusal. For a period of two hundred and eighty (280) days from the exercise of any of the Existing Warrants during the period of this Agreement, the Company grants to the Solicitation Agent a right of first refusal to act as lead manager or lead placement agent in any and all future private or public equity offerings during such two hundred and eighty (280) day period.

10.	Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, or by facsimile transmission, if to the Solicitation Agent, to Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, New York 10174, Attention: James Siegel, Esq., Assistant General Counsel, Fax No. (212) 895-3860, and if to the Company, to the address, set forth on the first page of this Agreement, Attention: ---------------------. Any notice delivered personally or by fax shall be deemed given upon receipt (with confirmation of receipt required in the case of fax transmissions); any notice given by overnight courier shall be deemed given on the next business day after delivery to the overnight courier; and any notice given by certified mail shall be deemed given upon the second business day after certification thereof.

11.	Governing Law; Venue; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. The Company irrevocably agrees that any suit, claim, action or proceeding of any kind or nature whatsoever arising out of this Agreement or any of the agreements, transactions or matters contemplated hereby, which is brought by or against the Company shall be brought in the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York. The Company further irrevocably submits to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York or the United States District Court for the Southern District of New York for the purpose of any suit, claim, action or other proceeding of any kind or nature whatsoever arising out of this Agreement, or any of the agreements, transactions or matters contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, claim, action or proceeding may be made upon the Company in accordance with Section 9 hereof it being agreed that such service shall be good and valid service to which the Company shall not challenge by way of objection, defense or otherwise. The parties hereby expressly waive all rights to trial by jury in any suit, claim, action or proceeding arising under this Agreement, or any of the agreements, transactions or matters contemplated hereby.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Summit Wireless Technologies, Inc.

June 7, 2021

12.	Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

13.	Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

14.	Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither the Solicitation Agent nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

15.	No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that the Solicitation Agent is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s shareholders or any other person by virtue of this Agreement or the retention of the Solicitation Agent hereunder, all of which are hereby expressly waived.

16.	Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any of the terms or conditions of this Agreement or of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

17.	Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

(signature page to follow)

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Summit Wireless Technologies, Inc.

June 7, 2021

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Summit Wireless Technologies, Inc.

June 7, 2021

If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

Best Regards,

MAXIM GROUP LLC

By:	/s/ Chris Avery
Chris Avery
Managing Director, Investment Banking

By:	/s/ Eddie Grossman
Eddie Grossman
Managing Director, Investment Banking

By:	/s/ Clifford A. Teller
Clifford A. Teller
Executive Managing Director, Head of Investment Banking

Agreed to and accepted this 7th day of June, 2021

SUMMIT WIRELESS TECHNOLOGIES, INC

By:	/s/ Brett A. Moyer
	Name:	Brett A. Moyer
	Title:	Chief Executive Officer, Chairman of the Board and President

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Summit Wireless Technologies, Inc.

June 7, 2021

Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Maxim and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, attorney’s fees, costs, expenses and disbursements of any kind or nature whatsoever, and any and all actions, suits, proceedings and investigations of any kind or nature whatsoever in respect thereof and any and all legal fees and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the legal fees, consulting or expert fees, costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Maxim’s acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Maxim to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any Agency Agreement), or the enforcement by Maxim of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Maxim, its present, former and future affiliated entities, managers, members, officers, directors, owners ,partners, stockholders, employees, legal counsel, agents, representatives and controlling persons (within the meaning of the federal securities laws), and its and their affiliated entities, managers, members, officers, directors, owners, partners, stockholders, employees, legal counsel, agents, representatives and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for and pay any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Maxim, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant or claimants to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

Summit Wireless Technologies, Inc.

June 7, 2021

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and its stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Maxim in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Maxim pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

The Company shall be required to advance to the Indemnified Parties all legal fees, consultant and expert fees, costs, disbursements and other expenses relating to, associated with or arising from the Losses.

Members FINRA & SIPC

405 Lexington Ave. * New York, NY10174 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com